EXHIBIT 23

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS WITH
                          RESPECT TO FORM S-8



   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Registrant's previously filed Registration Statement (Registration No. 33-87288) on Form S-8.


   ARTHUR ANDERSEN LLP



   Chicago, Illinois
    October 27, 1998